[LETTERHEAD OF CISCO SYSTEMS CAPITAL]
                                                                  EXECUTION COPY




June 30, 1999

CAIS, Inc.
1255 22nd Street NW
Fourth Floor
Washington D.C. 20037
Attn:  Ulysses G. Auger, II

Ladies and Gentlemen:


     Cisco Systems Capital Corporation ("Lender"), a corporation organized and existing under the laws of the State of Nevada, is pleased to make a credit facility available to CAIS, Inc. ("Borrower"), a corporation organized and existing under the laws of the State of Virginia, on the following terms and conditions:


      SECTION 1.          DEFINITIONS.
                          ------------

      1.1 As used in this agreement (this "Agreement"), the following terms shall have the following meanings:

      "Availability Period" has the meaning set forth in the Schedule.
       -------------------

      "Banking Day" has the meaning set forth in the Note(s).
       -----------

      "Bankruptcy Code" means Title 11 of the United States Code entitled
       ---------------
"Bankruptcy".

      "Borrower" has the meaning set forth in the recital of parties to this
       --------
Agreement.

      "Borrowing Date" means any date on which a Loan is made to Borrower.
       --------------

      "CAIS Internet" means CAIS Internet, Inc., a Delaware corporation.
       -------------

      "Cisco Systems" means Cisco Systems, Inc. or any subsidiary or
       -------------
affiliate thereof.

       "Cisco Service Agreement" means any service agreement, license
        -----------------------
agreement, or other agreement relating to any hotel property, multiple dwelling unit property or other property at which Financed Products are utilized by Borrower.


      "Cisco Service Agreement Revenues" means the revenues, payments,
       --------------------------------
accounts receivable, proceeds, monies or other amounts received by or payable to the Borrower under any Cisco Service Agreement.

      "Cisco Products" means information systems networking equipment and
       --------------
other goods, spare parts and accessories which Cisco Systems manufactures, assembles or sells.

      "Change of Control" means the occurrence of any of the following
       -----------------
events: (a) any "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding Ulysses G. Auger, Sr., Ulysses G. Auger, II and/or their affiliates, is or becomes the "beneficial owner" (as defined in Rules 13d-3 or 13d-5 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of all voting stock of CAIS Internet (except that the person or group shall not be deemed the "beneficial owner" of shares tendered pursuant to a tender or exchange offer made by that person or group or any of their affiliates until the tendered shares are accepted for purchase or exchange) or (b) during any consecutive two-year period, individuals who at the beginning of such period constituted CAIS Internet's Board of Directors (together with any new directors whose election by the Board or whose nomination for election by the stockholders of CAIS Internet was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

      "Closing Date" has the meaning set forth in Section 3.1.
       ------------

      "Closing Deadline" has the meaning set forth in the Schedule.
       ----------------

      "Collateral" means the property described in the Collateral
       ----------
Documents, and all other property now existing or hereafter acquired which may at any time be or become subject to a Lien in favor of Lender pursuant to the Collateral Documents or otherwise, securing the payment and performance of the Obligations. Notwithstanding the foregoing, the term "Collateral" shall not include any assets or property of Borrower specifically excluded in the term "Collateral" pursuant to the Collateral Documents.

      "Collateral Documents" means each Collateral Document identified in
       --------------------
the Schedule, any security agreement provided under Section 5.1(l) and any other agreement pursuant to which Borrower, any Guarantor or any other Person provides a Lien on its assets in favor of Lender and all filings, documents and agreements made or delivered pursuant thereto.

        "Commencement Date of Tranche A2" has the meaning set forth in the
         -------------------------------
Schedule.

        "Commitment" means the Dollar amount set forth in the Schedule or
         ----------
where the context so requires, the obligation of Lender to make Loans up to such aggregate principal amount on the terms and conditions set forth in this Agreement.

        "Compliance Certificate" means a certificate of CAIS Internet, in
         ----------------------
substantially the form of Exhibit D, with such changes thereto as Lender may from time to time reasonably request.

        "Creditor" has the meaning set forth in the Schedule.
         --------

        "Default" means an Event of Default or an event or condition which
         -------
with notice or lapse of time or both would constitute an Event of Default.


        "Dollars" and the sign "$" each means lawful money of the United
         -------
States.

        "Event of Default" has the meaning set forth in Section 6.1.
         ----------------

        "Financed Products" means the Cisco Products and other goods the
         -----------------
acquisition of which is financed by Lender hereunder.

        "GAAP" means generally accepted accounting principles as in effect
         ----
from time to time.

        "Governmental Authority" means any national government, or any
         ----------------------
state, province or other political subdivision thereof or therein, or any governmental ministry, department, body, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means CAIS Internet and any Subsidiary of Borrower
          ---------
becoming a guarantor as provided under Section 5.1(l) and any guarantor identified in the Schedule.

         "Guarantor Documents" means any Guaranty and all other documents,
          -------------------
agreements and instruments delivered to Lender under or in connection with any Guaranty.

        "Guaranty" means the guaranty of any Guarantor, as provided under
         --------
Section 5.1(l), and any guaranty of any Guarantor identified in the Schedule.

         "Indebtedness" means, for any Person, (i) all indebtedness or other
          ------------
obligations of such Person for borrowed money, or for the deferred purchase price of property or services (acquired or obtained other than on normal trade credit terms); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all non-contingent reimbursement and other obligations of such Person in respect of letters of credit and bankers acceptances and all net obligations in respect of interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products (collectively, "Swap Agreements"); (iv) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; and (v) all indebtedness of another Person of the types referred to in clauses (i) through (iv) guaranteed directly or indirectly in any manner by the Person for whom Indebtedness is being determined.


         "Insolvency Proceeding" means (i) any case, action or proceeding
          ---------------------
before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

        "Landlord Agreement" has the meaning set forth in the Schedule.
         ------------------

        "Lien" means any mortgage, pledge, security interest, assignment,
         ----
deposit arrangement, charge or encumbrance, lien or other type of preferential arrangement (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

        "Loan Documents" means this Agreement, the Notes, any Collateral
         --------------
Documents, any Guaranty, any Guarantor Documents and all other certificates, documents, agreements and instruments delivered to Lender under or in connection with this Agreement.

        "Loans" has the meaning set forth in Section 2.1.
         -----

        "Material Adverse Change" means (i) a material adverse change in the
         -----------------------
business, operations or financial condition of Borrower and its Subsidiaries taken as a whole or any Guarantor and its Subsidiaries taken as a whole, or (ii) any event, matter, condition or circumstance which (A) would materially impair the ability of Borrower or any Guarantor to perform or observe its obligations under or in respect of the Loan Documents, or (B) affects the legality, validity, binding effect or enforceability of any of the Loan Documents.

        "Nortel" means Nortel Networks Inc., a Delaware corporation.
         -------

        "Nortel Credit Agreement" means that certain Credit Agreement dated as
         -----------------------
of June 4, 1999 by and among Borrower, Nortel, as administrative agent, and the Lender named therein.

         "Nortel Collateral" means certain collateral as described in Section
          -----------------
5.1 of the Nortel Credit Agreement and Section 2.1 of the Nortel Security Agreement.

        "Nortel Networks Equipment" has the meaning set forth in Section 1.1
         -------------------------
of the Nortel Credit Agreement.

        "Nortel Networks Software" has the meaning set forth in Section 1.1 of
         ------------------------
the Nortel Credit Agreement.

        "Nortel Security Agreement" means that certain Security Agreement
         -------------------------
dated as of June 4, 1999 by and between Borrower and Nortel.

         "Note" means each Promissory Note referred to in the Schedule.
          ----

         "Obligations" means the indebtedness, liabilities and other
          -----------
obligations of Borrower and any Guarantor to Lender under or in connection with the Loan Documents, including all Loans, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by Borrower and any Guarantor to Lender thereunder or in connection therewith.

         "Permitted Acquisitions" means any transaction or series of related
          ----------------------
transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of all or any of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that Borrower, or its Subsidiary, is the surviving Person (an "Acquisition"); and provided further that the Acquisition conforms to the following requirements: (a) Lender shall have received promptly, and in any event no less than 15 Banking Days prior to the consummation of such Acquisition, financial information regarding the assets, Person or business to be acquired, including the most recent audited financial statements, if available, but in any case the most recently prepared balance sheet, statement of income and statement of cash flows for the assets,

Person or business to be acquired and pro forma projected financial statements showing the effect of the Acquisition of the assets, Person or business on CAIS Internet, including a balance sheet for CAIS Internet and its Subsidiaries as of the time of the Acquisition and projected statements of income and cash flows for CAIS Internet and its Subsidiaries through at least the maturity date of the Loans, (b) all transactions related to such Acquisition shall be consummated in accordance with applicable Requirements of Law, and (c) immediately after giving effect to such Acquisition no Default or Event of Default shall have occurred and be continuing or would result therefrom.

        "Permitted Liens" means:  (i) Liens in favor of Lender, (ii) the
         ---------------
existing Liens disclosed in writing to Lender or incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by such existing Liens, provided that any extension, renewal or replacement Lien shall
       --------
be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP, provided the same does not have priority over any of Lender's Liens
--------
and no notice of tax lien has been filed of record; (iv) Liens of materialmen, mechanics, warehousemen, carriers or employees or other similar Liens provided for by mandatory provisions of law and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture thereof; (v) Liens consisting of deposits or pledges to secure the performance of bids, trade contracts, leases, public or statutory obligations, or other obligations of a like nature incurred in the ordinary course of business (other than for Indebtedness); (vi) Liens upon or in any property acquired or held by any Person or any of its Subsidiaries to secure the purchase price of such property or Indebtedness incurred solely for the purpose of financing the acquisition of such property, provided that (A) any such Lien
                                               --------
attaches to such property concurrently with or within 30 days after the acquisition thereof, (B) such Lien attaches solely to the property so acquired in such transaction, (C) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (D) such Indebtedness is permitted hereunder; (vii) restrictions and other minor encumbrances on real property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture thereof; and
(viii) Liens upon or in the Nortel Collateral pursuant to the Nortel Credit Agreement and the Nortel Security Agreement; provided
                                             ---------
that the term "Permitted Liens" shall not include any Liens on any Collateral consisting of Financed Products or any identifiable proceeds thereof or any Cisco Service Agreements.

     "Person" means an individual, corporation, partnership, joint venture,
      ------
trust, unincorporated organization or any other entity of whatever nature or any Governmental Authority.

     "Requirement of Law" means, as to any Person, any law, treaty, rule or
      ------------------
regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

      "Responsible Officer" means, as to any Person, the chief financial
       -------------------
officer or treasurer of such Person(or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person).

      "Schedule" means the Schedule of Information attached hereto.
       --------

      "Subordinated Debt" has the meaning set forth in Section 5.1(j).
       -----------------

       "Subsidiary" means any corporation, association, partnership, joint
        ----------
venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

      "Town & Country" means Town and Country Trust and any Person controlled
       --------------
by or under common control with Town and Country Trust.

      "Tranche A1" has the meaning set forth in the Schedule.
       ----------

       "Tranche A2" has the meaning set forth in the Schedule.
        ----------

       "United States" and "U.S." each means the United States of America.
        -------------       ---

       "Vendor" means Cisco Systems, or any distributor or other reseller of
        ------
Cisco Products.

       "Wholly-Owned Subsidiary" means any corporation in which (other than
        -----------------------
directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by CAIS Internet, or by one or more of the other Wholly-Owned Subsidiaries, or both.

        1.2     Interpretation.  In the Loan Documents, except to the
                ---------------
extent the context otherwise requires: (i) any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined;
(iv) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation;" (v) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (vi) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (vii) any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or any other Loan Document; and (viii) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."


            SECTION 2.     THE LOAN FACILITY.
                           -----------------

      2.1   The Loans.  Subject to compliance with the conditions precedent
            ---------
set forth in Sections 3.1 and 3.2, Lender agrees, on the terms and conditions hereinafter set forth, to make loans (each a "Loan" and, collectively, the "Loans") to Borrower during the Availability Period, in an aggregate principal amount up to but not exceeding the Commitment. Any amount of the Loans repaid may not be reborrowed.

     2.2    Use of Proceeds.  Borrower agrees to use the proceeds of any Loans
            ----------------
made hereunder solely for the purposes described in the Schedule.

     2.3    Borrowing Procedure.  Except to the extent otherwise provided in
            -------------------
the Schedule, each Loan to be made hereunder shall be in such minimum principal amount and subject to such advance written notice, or telephonic notice (confirmed immediately in writing), as shall be mutually agreed by Borrower and Lender. Each such written notice of borrowing shall be in substantially the form of Exhibit A (with appropriate completions). Upon
                          ---------
fulfillment of the applicable conditions set forth in Section 3.1 and 3.2, Lender shall make the proceeds of the Loan available to Borrower in accordance with its payment instructions. In the case of any Loan made hereunder for the purpose of paying the purchase price of Cisco Products, (i) Lender shall make the Loan available directly to the Vendor on the Borrowing Date (which date shall not be earlier than the date such Loan is deemed to be outstanding in accordance with clause (ii)), and Borrower hereby authorizes and directs Lender to make direct payment to the Vendor of all such Loan proceeds, and
(ii) each such Loan shall be deemed to be outstanding hereunder and under the Note evidencing such Loan effective as of the date 30 days after the invoice date of the Cisco Products which are being financed by such Loan. Promptly following each Loan funding Lender shall send Borrower a written confirmation of the Loan funding, provided that any failure to send, or delay in sending, such confirmation shall not limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

      2.4    Evidence of Indebtedness.  As additional evidence of the
             -------------------------
Indebtedness of Borrower to Lender resulting from the Loans made by Lender, Borrower shall execute and deliver the Note (or Notes) required pursuant to the Schedule.

     2.5     Interest and Fees.
             ------------------

             (a)   Interest.  Borrower shall pay interest on the unpaid
                   --------
principal amount of each Loan at the interest rate and on the dates set forth in the Note evidencing such Loan.

             (b)    Fees.  Borrower agrees to pay to Lender such fee as may be
                    ----
specified in the Schedule, payable on the date set forth in the Schedule. All fees payable under this Section 2.5 shall be nonrefundable.

             (c)    Determinations.  Each determination by Lender of any
                    --------------
applicable rate of interest, and of any change therein, in the absence of manifest error shall be conclusive and binding on the parties hereto.

      2.6    Computations.  All computations of fees and interest hereunder
             ------------
shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.

      2.7    Highest Lawful Rate.  Anything herein to the contrary
             --------------------
notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Loan Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by Lender in connection with this Agreement under applicable law (the "Maximum Rate"), Borrower shall not be obligated to pay, and Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

      2.8    Repayment of the Loans.  Borrower shall repay to Lender the
             ----------------------
principal amount of each Loan in accordance with the terms and conditions of the Note evidencing such Loan.

      2.9    Prepayments.  Borrower may, upon prior notice to Lender,
             ------------
prepay the outstanding amount of the Loans in whole or in part. If any mandatory prepayments are required under the Schedule, Borrower shall prepay the outstanding Loans in the amounts and at the times specified in the Schedule. Any such prepayments shall not be subject to any fee, premium or penalty except to the extent a prepayment fee is required under the Schedule. The notice given of any prepayment shall identify the Loan to be prepaid and specify the date and amount of the prepayment. Partial prepayments of a Loan shall be applied to the installments of principal thereof in the inverse order of maturity. Accrued interest on any such Loan prepaid shall be due on the prepayment date as to the principal amount of such Loan prepaid.

      2.10    Reduction or Termination of the Commitment.  Borrower may, upon
              ------------------------------------------
prior notice to Lender, terminate in whole or reduce in part, as of the date specified by Borrower in such notice, any then unused portion of the Commitment. From the effective date of any reduction or termination, any commitment fee payable pursuant to the Schedule shall be computed on the basis of the Commitment as so reduced or terminated. Once reduced or terminated, the Commitment may not be increased or otherwise reinstated.

      2.11   Increased Costs.  If, due to either (i) the adoption of, or any
             ----------------
change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (a "Regulatory Change"), or
(ii) compliance by Lender with any request, guideline or directive (whether or not having the force of law) of any such Governmental Authority, there shall be any increase in the cost to Lender of agreeing to make or making, or funding or maintaining, any Loan, or any reduction of any amount received or receivable by Lender under this Agreement or the Note with respect thereto, then from time to time, within 15 days after demand by Lender, Borrower shall pay to Lender such additional amounts as shall compensate Lender for such increased cost or reduction. Any such request for compensation by Lender under this Section 2.11 shall set forth the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes. In determining the amount of such compensation, Lender may use any reasonable averaging and attribution methods.

      2.12  Payments.  Borrower shall make each payment under the Loan
            ---------
Documents unconditionally in full and free and clear of, and without reduction for or on account of, any present and future taxes or withholdings, and all liabilities with respect thereto. Each such payment shall be made without set-off, counterclaim or, to the extent permitted by applicable law, other defense, including without any deduction or setoff arising out of or in connection with the purchase of the Cisco Products, all of which rights of Borrower are hereby expressly waived by Borrower; provided, however, that no payment hereunder shall be deemed to be a waiver of any right or claim that Borrower may have against Cisco Systems or other Vendor with respect to the Cisco Products. Each such payment shall be made on the day when due to Lender in Dollars and in immediately available funds, to Lender's account specified in the Schedule or to such other bank and/or account of Lender as it from time to time shall designate in a written notice to Borrower.

              SECTION 3.          CONDITIONS PRECEDENT.
                                  --------------------

       3.1   Conditions Precedent to the Initial Loan.  The obligation of
             -----------------------------------------
Lender to make its Loan on the initial Borrowing Date (the "Closing Date") shall be subject to the satisfaction on or before the Closing Deadline of each of the following conditions precedent before or concurrently with the initial Loan:

      (a)    Documents.  Lender shall have received the following, in form and
             ---------
substance reasonably satisfactory to it: (i) the Note (or Notes) required under the Schedule, executed by Borrower; (ii) any required Guaranty and any additional Loan Documents specified in the Schedule, executed by each of the respective parties thereto, and (iii) any other documents and information reasonably requested by Lender and specified in the Schedule.

      (b)    Additional Closing Documents.  Lender shall have received the
             ----------------------------
following, in form and substance reasonably satisfactory to it: (i) evidence that all approvals or consents of any other Person, required in connection with the execution, delivery and performance of the Loan Documents shall have been obtained; (ii) a certificate of the Secretary or other appropriate officer of Borrower, dated the Closing Date, or a date not more than five Banking Days prior to the Closing Date, certifying (A) copies of the certificate or articles of incorporation and bylaws of Borrower and the resolutions adopted by Borrower and other actions taken or adopted by Borrower (or any shareholders of Borrower) authorizing the execution, delivery and performance of the Loan Documents, and
(B) the incumbency, authority and signatures of each officer of Borrower authorized to execute and deliver the Loan Documents and act with respect thereto; and (iii) a certificate of the Secretary or other appropriate officer of any Guarantor, dated the Closing Date, or a date not more than five Banking Days prior to the Closing Date, certifying (A) copies of the certificate or articles of incorporation and bylaws of any Guarantor and the resolutions and other actions taken or adopted by any Guarantor authorizing the execution, delivery and performance of any Guarantor Documents, and (B) the incumbency, authority and signatures of each officer of any Guarantor authorized to execute and deliver any Guarantor Documents and act with respect thereto.

        (c)    Legal Opinion.  Lender shall have received a legal opinion of
               --------------
legal counsel to Borrower and any Guarantor, dated the Closing Date, or a date not more than five Banking Days prior to the Closing Date, in form and substance reasonably satisfactory to Lender.

        (d)    Collateral.  If any Collateral Documents are referred to in the
               ----------
Schedule, Lender shall have received the following, in form and substance reasonably satisfactory to it: (i) executed copies of all UCC-1 financing statements necessary or appropriate in the reasonable opinion of Lender to perfect the security interests of Lender created under the Collateral Documents;
(ii) written advice relating to such Lien and judgment searches as Lender shall have requested, and such termination statements or other documents, as may be necessary to confirm that the Collateral described in the Collateral Documents is subject to no other Liens in favor of any Persons (other than Permitted Liens); (iii) evidence that all other actions necessary or appropriate in the reasonable opinion of Lender to perfect and protect the security interest created by the Collateral Documents have been taken; and (iv) evidence that Lender has been named as loss payee under all policies of property insurance, and as additional insured under all policies of liability insurance, as required by the Collateral Documents.

          (e)    Fees, Costs and Expenses.  Borrower shall have paid (i) all
                 ------------------------
fees then due in accordance with the Schedule, and (ii) all invoiced costs and expenses then due in accordance with Section 7.4.

            (f)  Compliance Certificate.  Lender shall have received a
                 -----------------------
completed Compliance Certificate of a Responsible Officer of Borrower, as of the end of the fiscal quarter immediately preceding the Closing Date.

             3.2    Conditions Precedent to All Loans.  The obligation of
                    ----------------------------------
Lender to make each Loan shall be subject to the satisfaction of each of the following conditions precedent:

             (a)    Use of Proceeds.  Lender shall have received details with
                    ---------------
respect to the use of proceeds of the Loan (in the form of a schedule or other listing of the Financed Products or otherwise in a form as shall be reasonably specified by Lender or in the Schedule).

              (b)   Representations and Warranties; No Default.  On and as of
                    -------------------------------------------
the date of such Loan, both before and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties contained in Section 4.1 and in the other Loan Documents shall be true, correct and complete as though made on and as of such date; and (ii) no Default shall have occurred and be continuing or shall result from the making of such Loan. For purposes of this Section 3.2, clause (i) shall take into account any amendments to any disclosures made in writing by Borrower and any Guarantor to Lender after the Closing Date and approved by Lender. The giving of any notice of borrowing and the acceptance by Borrower of the proceeds of each Loan made following the Closing Date shall each be deemed a certification to Lender that on and as of the date of such Loan such statements are true.

               (c)  Material Adverse Change.  On and as of the date of such
                    ------------------------
Loan, there shall have occurred no Material Adverse Change since the date of the financial statements furnished to Lender prior to the Closing Date.

               (d)  Additional Documents and Conditions.  Lender shall have
                    -----------------------------------
received, in form and substance reasonably satisfactory to it, such additional approvals, opinions, documents and other information as Lender may reasonably request, including any specified in the Schedule, and any additional conditions precedent set forth in the Schedule shall have been satisfied.

              SECTION 4.  REPRESENTATIONS AND WARRANTIES.
                          -------------------------------

          4.1  Representations and Warranties of Borrower.  Borrower

represents and warrants to Lender that:

          (a) Organization and Powers. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under the Loan Documents, (iii) is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Change, and
(iv) is in compliance with all Requirements of Law, except to the extent that such noncompliance could not reasonably be expected to result in a Material Adverse Change.

            (b)   Authorization; No Conflict.  The execution, delivery and
                  --------------------------
performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action of Borrower and do not and will not (i) contravene the terms of the articles or certificate of incorporation, or bylaws, of Borrower; or (ii) result in a breach of or constitute a default under any material lease, instrument, contract or other agreement to which Borrower is a party or by which it or its properties may be bound or affected; or (iii) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting Borrower except as to clauses (ii) and (iii), to the extent any such breach, default or violation could not reasonably be expected to result in a Material Adverse Change.

             (c)   Binding Obligations.  The Loan Documents constitute, or
                   -------------------
when delivered under this Agreement will constitute, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms except as may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

              (d) Consents. No authorization, consent, approval, license,
                  --------
exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by Borrower or any Guarantor of any of the Loan Documents or the purchase of the Cisco Products, except (1) as may be set forth in the Schedule or (2) where the failure to obtain the foregoing could not reasonably be expected to result in a Material Adverse Change. (e) Litigation. There are no actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower or any of its Subsidiaries before any Governmental Authority or arbitrator which if determined adversely to Borrower or any such Subsidiary would result in a Material Adverse Change.

       (f)   Financial Statements.  All financial statements of
             --------------------
Borrower and its Subsidiaries delivered to Lender are complete and correct and fairly present the financial condition of Borrower and its Subsidiaries as at the times and for the periods covered by such statements, in each case in accordance with GAAP, consistently applied, subject, in the case of any unaudited financial statements, to normal year-end adjustments and any absence of notes. Since the date of the most recent financial statements furnished to Lender prior to the Closing Date, there has not been, nor is it reasonably likely that there will be, any Material Adverse Change.

       (g)   Purchase Transaction.  Each purchase transaction to be financed
             ---------------------
with any Loan represents a bona fide and undisputed transaction between Borrower and the Vendor (or other applicable vendor of Financed Products) entered into in compliance in all material respects with all applicable laws and regulations.

       (h)   Subsidiaries.  Except as set forth in the Schedule, on the date
             -------------
of this Agreement Borrower has no Subsidiaries.

       (i)   Patents and Other Rights.  Each of Borrower and its Subsidiaries
             -------------------------
possesses all approvals, authorizations, permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights, leases and all rights with respect thereto, free from burdensome restrictions, that are reasonably necessary for the ownership, maintenance and operation of its business, except to the extent the failure to possess the foregoing could not reasonably be expected to result in a Material Adverse Change, and neither Borrower nor any such Subsidiary is in material violation of any rights of others with respect to the foregoing except for violations which could not reasonably be expected to result in a Material Adverse Change.

       (j)   Insurance.  The properties of Borrower and its Subsidiaries are
             ----------
insured, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where Borrower or such Subsidiary operates.

       (k) Year 2000 Compliance. On the basis of a comprehensive review and
          ---------------------
assessment of Borrower's and its Subsidiaries' systems and equipment and inquiry made of Borrower's and its Subsidiaries' material suppliers, vendors and customers, Borrower reasonably believes that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a Material Adverse Change.

        (l)   Disclosure.  None of the representations or warranties made by
              -----------
Borrower in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in any other information with respect to Borrower and its Subsidiaries, including each exhibit or report, furnished by or on behalf of Borrower to Lender in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

         (m)   Location of Financed Products.  As of the date hereof, Borrower
               -----------------------------
does not anticipate locating Financed Products within the multiple dwelling units owned by Town & Country other than those locations listed on Exhibit E attached hereto and the value of such Financed Products at such locations will not, in the aggregate, exceed $500,000. As of the date hereof, Borrower does not anticipate maintaining points of presence where Financed Products will be located, except for those locations listed on Exhibit E attached hereto.


           4.2   Representations and Warranties of Lender.  Lender represents
                 -----------------------------------------
and warrants to Borrower that Lender: (i) will acquire each Note for its own account for investment and (subject to the disposition of its property being at all times within its control) not with a view to any resale or other distribution of such Note in a transaction constituting a public offering or otherwise requiring registration under the Securities Act of 1933, as amended (the "Securities Act") or in a transaction that would result in noncompliance with applicable state securities laws; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and the risks of its acquisition of any Note and credit extensions to Borrower, (iii) is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and (iv) understands that such Note has not been, and will not be, registered under the Securities Act or any state securities laws.

                       SECTION 5.          COVENANTS.
                                           -----------

           5.1 Covenants. So long as any of the Obligations shall remain
               ----------
unpaid or Lender shall have any Commitment, Borrower agrees that:

           (a)   Financial Statements and Other Information.  Borrower shall
                 -------------------------------------------
furnish to Lender: (i) as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year of CAIS Internet or 90 days (in the case of the fourth fiscal quarter), the quarterly consolidated financial statements of CAIS Internet, prepared in accordance with GAAP, and, if requested by Lender, the quarterly consolidating financial statements of CAIS Internet, accompanied by a certificate of a Responsible Officer of CAIS Internet stating that such financial statements fairly present the financial condition of CAIS Internet and its Subsidiaries as at such date and the results of operations of CAIS Internet and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes from normal, year-end adjustments and except for the absence of notes, (ii) as soon as available and in any event within 90 days after the end of each fiscal year of CAIS Internet, the consolidated annual financial statements of CAIS Internet, prepared in accordance with GAAP and, if requested by Lender, consolidating annual financial statements of CAIS Internet, and in the case of consolidated financial statements, accompanied by an unqualified report thereon of independent certified public accountants of recognized standing; (iii) as soon as available and in any event not more than 90 days after the commencement of each fiscal year, the business plan and financial projections of CAIS Internet and its Subsidiaries for such fiscal year; (iv) promptly after Borrower has knowledge or becomes aware thereof, notice of the occurrence of any Default hereunder; (v) prompt written notice of any condition or event known to Borrower which has resulted, or that could reasonably be expected to result, in a Material Adverse Change; (vi) together with the financial statements required pursuant to clauses
(i) and (ii), a Compliance Certificate of a

Responsible Officer of CAIS Internet as of the end of the applicable accounting period; and (vii) and (vi) such other information respecting the operations, properties, business or financial condition of Borrower, its Subsidiaries and any Guarantor as Lender may from time to time reasonably request.

       (b)   Preservation of Existence, Etc.  Borrower shall, and shall cause
             -------------------------------
each of its Subsidiaries to, maintain and preserve (i) its corporate existence, and (ii) all material copyrights, patents, trademarks, trade names and service marks and other intellectual property rights, and all other material rights, qualifications, permits, licenses, franchises and privileges, necessary or desirable in the normal course of its business and operations and the ownership of its properties, except in connection with any transactions expressly permitted by this Section 5.1.

       (c) Licenses. Borrower shall, and shall cause each of its
           ---------
Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals of any Government Authority necessary or desirable (i) in connection with the execution, delivery and performance of the Loan Documents, the purchase of the Cisco Products or the consummation of the transactions therein contemplated, or
(ii) in the normal course of its business and operations and the ownership of its properties, except, in the case of this clause (ii), to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

        (d)  Compliance with Laws.  Borrower shall comply, and shall cause
             ---------------------
each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist or where noncompliance could not reasonably be expected to result in a Material Adverse Change.

        (e) Insurance. Borrower shall, and shall cause each of its
            ---------
Subsidiaries to, carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Borrower or such Subsidiary operates. Without limiting the generality of the foregoing, Borrower shall, and shall cause each of its Subsidiaries to, comply with all requirements of the Collateral Documents pertaining to maintenance of insurance.

         (f) Change in Nature of Business. Borrower shall not, and shall not
            -----------------------------
permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it at the date hereof, provided, however, that Borrower shall be permitted to engage in a line of business that is reasonably related to its lines of business on the date hereof including internet content solutions and voice communications.

         (g) Restrictions on Fundamental Changes. Borrower shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person), except:

              a. any of Borrower's Subsidiaries may merge with, consolidate into or transfer all or substantially all of its assets to Borrower or to any Subsidiary of Borrower (provided that the surviving or transferee entity is Borrower or a Wholly-Owned Subsidiary of Borrower) and in connection therewith such Subsidiary may be liquidated or dissolved, provided that no Material Adverse Change would result therefrom;

              b. Borrower or any of its Subsidiaries may sell or dispose of assets in accordance with the provisions of Section 5.1(h);

              c. Borrower or any of its Subsidiaries may make any investment permitted by Section 5.1(k); and

              d. Borrower or any of its Subsidiaries may merge with or consolidate into any other Person (other than CAIS Internet), provided that (i) (in the case of Borrower, Borrower is the surviving Person, (ii) no such merger or consolidation shall be made while there exists a Default or if a Default would occur as a result thereof and (iii) all actions have been taken (to the satisfaction of the Lender) under Section 5.1(n) to protect and continue perfected the Liens of the Lender under this Agreement.

     (h)   Sales of Assets.  Borrower shall not, and shall not permit any of
           ---------------
its Subsidiaries to, sell, lease, transfer, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person) outside the ordinary course of business (each a "Transfer") or enter into or consummate any Transfer: (i) involving Financed Products (other than in the ordinary course of business to a Wholly-Owned Subsidiary that is a Guarantor hereunder), (ii) that could reasonably be expected to result in a Material Adverse Change or
(iii) that would violate the terms of any other Loan Document; provided that as a condition to consummating any Transfer to any such Wholly-Owned Subsidiary of Financed Products, Borrower shall provide ten Banking Days' prior written notice to Lender of the proposed Transfer. Notwithstanding the foregoing, Borrower and/or its Subsidiaries may effect a Transfer of any assets, other than the Financed Products, provided that all such Transfers, in the aggregate, do not have a fair market value greater than $10,000,000.

      (i)    Negative Pledge.  Borrower shall not, and shall not permit any of
             ---------------
its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than Permitted Liens.

      (j) Indebtedness. Borrower shall not, and shall not permit any of
          ------------
its Subsidiaries to, create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness, other than: (i) Indebtedness of Borrower to Lender hereunder; (ii) Indebtedness of Borrower and its Subsidiaries existing on the date hereof and disclosed to Lender or extensions, renewals and refinancings of such Indebtedness, provided that the principal amount of such

Indebtedness being extended, renewed or refinanced does not increase; (iii) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower's or such Subsidiary's business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP; (iv) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by Borrower or any such Subsidiary in the ordinary course of business; (v) Indebtedness of Borrower and its Subsidiaries under capital leases or otherwise incurred under or in connection with any Liens of the type referred to in clause (vi) or (viii) (or any extension, refinancing or replacement thereof) of the definition of Permitted Liens in Section 1.1, provided that the aggregate principal amount outstanding of Indebtedness under the Nortel Credit Agreement does not exceed $30,000,000; (vi) Indebtedness of Borrower to CAIS Internet or any other Person subordinated to the payment of the Obligations of Borrower (the "Subordinated Debt") on terms satisfactory to Lender; (vii) Indebtedness of Borrower to any of its Wholly-Owned Subsidiaries or of any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries; and (viii) Indebtedness incurred under any Swap Agreements or under one or more secured or unsecured term loans and/or revolving credit facilities (including any letter of credit subfacility), and any refinancing, replacements, renewals or extensions thereof, in an aggregate principal amount not to exceed 200% of paid in equity capital of CAIS Internet minus the sum of
(x) the Indebtedness described in clause (i) of this paragraph and (y) the purchase money Indebtedness described in clause (v) of this paragraph.

     (k) Loans and Investments. Borrower shall not, and shall not permit
         ----------------------
any of its Subsidiaries to, purchase or otherwise acquire the capital stock, assets (constituting a business unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit to or make any additional investments in any Person (an "Investment"), other than in connection with: (i) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;
(ii) extensions of credit by Borrower to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries or Borrower; (iii) employee loans in an amount not to exceed $2,000,000; (iv) short term, investment grade money market instruments, in accordance with Borrower's usual and customary treasury management policies (including, without limitation, the Investments described in Section 9.5 (c) through (f) of the Nortel Credit Agreement). Notwithstanding the foregoing, Borrower or any of its Subsidiaries, shall be permitted to engage in one or more Permitted Acquisitions provided that any such Permitted Acquisition is funded by the proceeds from any equity offering of CAIS Internet or Borrower in excess of $68,000,000, in the aggregate, and provided further that the amount of such proceeds resulting in any Permitted Acquisition that is not a Wholly- Owned Subsidiary shall not be, in the aggregate, in excess of $20,000,000 of such proceeds.

     (l)    Additional Subsidiaries.  (A) If Borrower proposes to incorporate,
            -----------------------
create or acquire any additional Wholly- Owned Subsidiary, Borrower shall notify Lender thereof, and, if required hereby, obtain Lender's consent thereto. After the incorporation, creation or acquisition of any such Wholly-Owned Subsidiary (subject to obtaining any necessary Lender consent), within five Banking Days following receipt by Borrower from Lender of a security agreement, in form and substance reasonably satisfactory to Lender, and a guaranty of the Obligations in form and substance reasonably satisfactory to Lender, Borrower shall cause such Wholly-Owned Subsidiary to execute and deliver such guaranty and security agreement to Lender. Lender may elect in its sole discretion to waive any such requirement in the case of any non-U.S. Wholly-Owned Subsidiary and any Wholly-Owned Subsidiary that will remain a dormant or shell Wholly-Owned Subsidiary. (B) Within five Banking Days after receipt from Lender of any request to do so, Borrower shall cause such Wholly-Owned Subsidiary to have executed and filed any UCC-1 financing statements furnished by Lender in each jurisdiction in which such filing is necessary to perfect the security interest of Lender in the Collateral of such Wholly-Owned Subsidiary and in which Lender requests that such filing be made.
(C) Additionally, Borrower and such Wholly-Owned Subsidiary shall have executed and delivered to Lender such other items as reasonably requested by Lender in connection with the foregoing, including resolutions, incumbency and officers' certificates, opinions of counsel, search reports and other certificates and documents.

      (m)    Books and Records; Inspections.  Borrower shall, and shall cause
             -------------------------------
each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP. Borrower shall provide Lender and its agents access to the premises of Borrower and its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time on and after the occurrence of a Default or Event of Default, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and copying any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of Borrower and its Subsidiaries with any officer, employee or director of Borrower or with its accountants.

      (n) Collateral. While any Loans are outstanding, Borrower shall use
          ----------
its best efforts to ensure that such Loans are secured by a perfected security interest in the Collateral.

      (o)   Distributions.  Borrower shall not declare or pay any dividends in
            -------------
respect of Borrower's capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of Borrower, except that Borrower may: (A) declare and deliver dividends and distributions payable only in common stock of Borrower; and (B) purchase, redeem, retire, or otherwise acquire shares of its capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock.

       (p)   Location of Financed Products.  Borrower shall not locate, and
             ------------------------------
shall not permit any of its Subsidiaries to locate, any Financed Products on the same premises where Nortel Networks Equipment and/or Nortel Networks Software are located.

       (q)   Service Agreement Revenues.  Borrower shall, on and after August
             ---------------------------
1, 1999, ensure that all cash proceeds of Cisco Service Agreement Revenues are
(a) deposited directly, as received, into a lockbox or collection account of Borrower as Lender may require from time to time and (b) on a daily basis after such deposit, transferred into a lockbox or concentration account of Borrower as Lender may require from time to time. Borrower shall maintain in effect an agreement governing each of its lockbox accounts, collection accounts and/or concentration accounts in form and substance approved by Lender with Bank of America, N.A. or another depositary bank located in the state of California and reasonably satisfactory to Lender. (r) Further Assurances and Additional Acts. Borrower shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Lender shall deem necessary or appropriate to effectuate the purposes of the Loan Documents, and promptly provide Lender with evidence of the foregoing reasonably satisfactory in form and substance to Lender.

                     SECTION 6.    EVENTS OF DEFAULT.

     6.1 Events of Default. Any of the following events which shall occur
         -----------------
shall constitute an "Event of Default":

           (a)  Payments.  Borrower shall fail to pay when due (i) any amount
                ---------
of principal of any Loan or Note, or (ii) any amount of interest on any Loan or Note, or any fee or other amount payable under any of the Loan Documents, and in the cases of clauses (i) and (ii) any such default shall remain unremedied for five days.

            (b)  Representations and Warranties.  Any representation or
                 -------------------------------
warranty by Borrower under or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made or deemed made.

            (c)  Failure by Borrower to Perform Certain Covenants.  Borrower
                 -------------------------------------------------
shall fail to perform or observe any term, covenant or agreement contained in subsections (b)(i)or (f) through (l) or (n) through (q) of Section 5.1.

            (d)  Failure by Borrower to Perform Other Covenants.  Borrower
                 ----------------------------------------------
shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and any such failure shall remain unremedied for a period of 20 days from the occurrence thereof (unless Lender reasonably determines that such failure is not capable of remedy).

            (e)   Insolvency.  (i) Borrower, any Guarantor or any of their
                  -----------
respective Subsidiaries shall be dissolved, liquidated, wound up or cease its corporate existence; or (ii) Borrower, the Guarantor or any such Subsidiary (A) shall make a general assignment for the benefit of creditors, or shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (B) shall voluntarily cease to conduct its business in the ordinary course; (C) shall commence any Insolvency Proceeding with respect to itself; or
(D) shall take any action to effectuate or authorize any of the foregoing.

           (f)   Involuntary Proceedings.  (i) Any involuntary Insolvency
                 ------------------------
Proceeding is commenced or filed against Borrower, any Guarantor or any or their respective Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Borrower's, any Guarantor's or any such Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Borrower, any Guarantor or any such Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) Borrower, any Guarantor or any such Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

           (g)  Defaults Under Other Indebtedness.  Borrower, any Guarantor or
                ----------------------------------
any of their respective Subsidiaries shall fail (i) to make any payment of any Indebtedness in an aggregate principal amount outstanding of at least $250,000 (or its equivalent in another currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace or notice period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure, or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement, note or instrument relating to any such Indebtedness, when required to be performed or observed, or any other event shall occur or condition shall exist thereunder, and such failure, event or condition shall continue after the applicable grace or notice period, if any, specified in such agreement, note or instrument, if the effect of such failure, event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

           (h)    Cisco Defaults.  Borrower or any Guarantor (i) shall fail to
                  ---------------
pay any Indebtedness owing under any other agreement with Cisco Systems, Lender or any of their respective Subsidiaries or under any note or instrument in favor of Cisco Systems, Lender or any of their respective Subsidiaries, when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) shall otherwise be in breach of or default in any of its obligations under any such agreement, note or instrument, and such failure, breach or default shall continue after the applicable grace period, if any, specified in such agreement, note or instrument.

           (i)    Material Adverse Change.  Any Material Adverse Change shall
                  -----------------------
occur that gives Lender reasonable grounds to conclude that Borrower may not, or will be unable to, perform or observe in any material respect in the normal course its obligations under the Loan Documents.

           (j)    Failure by Guarantor to Perform Covenants; Invalidity of
                  ---------------------------------------------------------

Guaranty.  Any Guarantor shall fail to perform or observe any term, covenant
--------
or agreement contained in any Guaranty on its part to be performed or observed, or any default shall occur under any Guaranty, and any such failure or default shall continue after the applicable grace period, if any, specified in any Guaranty as of the date of such failure, or any defined "Event of Default" as defined in any Guaranty shall have occurred and is continuing; or any Guaranty or any other Guarantor Document shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder.

           (k)     Default under Other Loan Documents.  Any defined "Event of
                   ----------------------------------
Default" (as defined in any other Loan Document) shall have occurred. (l)
  Consents, Etc. Any law, decree, license, consent, authorization, registration or approval now or hereafter necessary to enable Borrower or any Guarantor to comply with its obligations incurred in the Loan Documents or in connection with the purchase of Cisco Products shall be modified in a materially adverse manner, or shall be revoked, withdrawn or withheld or shall cease to remain in full force and effect.

           (m)     Judgments.  A final judgment or order for the payment of
                   ----------
money in excess of $500,000 (or its equivalent in another currency) which is not fully covered by third-party insurance shall be rendered against Borrower or any Guarantor or any of their respective Subsidiaries; or (ii) any non-monetary judgment or order shall be rendered against Borrower, any Guarantor or any such Subsidiary which has resulted in or would reasonably be expected to result in a Material Adverse Change; and in each case there shall be any period of 30 consecutive days during which such judgment continues unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          (n) Change of Control. There shall occur a Change of Control.
              -----------------

          (o)     Subordination.  Borrower or any Guarantor makes any payment
                  -------------
on account of any Indebtedness which has been subordinated to the Obligations ("Subordinated Debt") other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such Subordinated Debt terminates or in any way limits its subordination agreement.

           6.2    Effect of Event of Default.  If any Event of Default shall
                  --------------------------
occur and is continuing, Lender may by notice to Borrower, (i) declare its Commitment to be terminated, whereupon the same shall forthwith terminate, and
(ii) declare the entire unpaid principal amount of the Loans and the Note(s), all interest accrued and unpaid thereon and all other Obligations to be forthwith due and payable, whereupon the Loans and the Note(s), all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, provided that if an event described in Section 6.1(e) or 6.1(f) shall occur, the result which would otherwise occur only upon giving of notice by Lender to Borrower as specified in this Section 6.2 shall occur automatically, without the giving of any such notice.


                     SECTION 7. MISCELLANEOUS.

       7.1 Amendments. No amendment to any provision of the Loan Documents
           -----------
shall be effective unless it is in writing and has been signed by Lender and Borrower, and no waiver of any provision of any Loan Document, or consent to any departure by Borrower therefrom, shall be effective unless it is in writing and has been signed by Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       7.2   Notices.  All notices and other communications provided for
             -------
hereunder and under the other Loan Documents shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth in the Schedule, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other party hereto. All such notices and communications shall be effective
(i) if delivered by hand, when delivered; (ii) if sent by courier service, when delivered; (iii) if sent by mail, upon the earlier of the date of receipt or five Banking Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iv) if sent by facsimile transmission, when sent; provided, however, that notices and communications to Lender pursuant to Section 2 shall not be effective until received.

      7.3    No Waiver; Cumulative Remedies.  No failure on the part of Lender
             ------------------------------
to exercise, and no delay in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Lender.

       7.4   Costs and Expenses; Indemnification.  Borrower agrees to pay on
             ------------------------------------
demand (i) the reasonable out-of-pocket costs and expenses of Lender and any of its affiliates, and the reasonable fees and disbursements of counsel to Lender (including allocated costs and expenses for internal legal services), in connection with the negotiation, preparation, execution and delivery of the Loan Documents, in an aggregate amount not to exceed $100,000; and (ii) all costs and expenses of Lender and its affiliates, and fees and disbursements of counsel (including allocated costs and expenses for internal legal services), in connection with any amendments, modifications or waivers of the terms of any Loan Documents, any Default, the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Loan Documents, and any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding. In addition, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify Lender, any affiliate thereof and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs and expenses for internal legal services), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of any of the Loan Documents, the use or intended use of the proceeds of the Loans or the transactions contemplated hereby or thereby, including with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto (the "Indemnified Liabilities"); provided that Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        7.5    Survival.  All covenants, agreements, representations
               --------
and warranties made in any Loan Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of any Note, and shall continue in full force and effect so long as Lender has any Commitment, any Loans remain outstanding or any other Obligations remain unpaid or any obligation to perform any other act hereunder or under any other Loan Document remains unsatisfied. Without limiting the generality of the foregoing, the obligations of Borrower under Section 7.4, and all similar obligations under the other Loan Documents (including all obligations to pay costs and expenses and all indemnity obligations), shall survive the repayment of the Loans and the termination of the Commitment.

        7.6    Benefits of Agreement.  The Loan Documents are entered
               ---------------------
into for the sole protection and benefit of the parties hereto and their successors and permitted assigns and the Indemnified Persons referred to in
Section 7.5, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Loan Document.

        7.7    Binding Effect; Successors and Assigns.  This Agreement
               ---------------------------------------
shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and permitted assigns, except as otherwise provided herein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any other Loan Document without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Lender shall be void. Borrower acknowledges and agrees that Lender may assign, or grant participations in, all or a portion of its rights and obligations hereunder and under the other Loan Documents, including the benefit of Section 7.4. Upon any assignment of Lender's rights hereunder and under the other Loan Documents, such assignee shall have, to the extent of such assignment, all rights of Lender hereunder and thereunder and may in turn assign such rights. Upon any assignment and delegation of Lender's obligations hereunder and under the other Loan Documents, such assignee shall have, to the extent of such assignment, all obligations of Lender hereunder and thereunder and may in turn assign such obligations, and, if any such assignee has expressly assumed Lender's obligations hereunder and thereunder, Lender shall be relieved of its obligations hereunder and thereunder to the extent of such assignment and assumption. Borrower agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Lender, the rights of Lender set forth in this Agreement and in the other Loan Documents. Any such assignee shall be entitled to enforce Lender's rights and remedies under this Agreement and under any other Loan Document to the same extent as if it were the "Lender" party hereto or thereto.

        7.8   Customer Information.  Lender agrees to take normal and
              ---------------------
reasonable precautions and exercise due care to maintain the confidentiality of all information respecting Borrower and its business ("Customer Information"). Borrower agrees that Lender may disclose from time to time all Customer Information in its possession to Lender's other offices, to its subsidiaries and affiliates, to any potential assignees or participants of the rights and/or obligations of the Lender hereunder, to any underwriters or placement agents for any securities to be issued by the Lender or any of its affiliates (or any transferee of any such affiliates) and to any rating agency such rating such securities and to their respective legal counsel, agents and other professional advisors. Borrower also consents to the disclosure of Customer Information by Lender, or any of its subsidiaries or affiliates, (i) at the request of any Governmental Authority having jurisdiction over Lender or such subsidiary or affiliate, (ii) pursuant to subpoena or other court process, or to the extent required in connection with any litigation between Lender, any of its subsidiaries or affiliates and Borrower, (iii) when otherwise required to do so in accordance with applicable law, (iv) to any prospective assignee or participant in connection with this Agreement, and (v)(A) to the extent such information is made available by any Guarantor or was or becomes generally available to the public other than as a result of disclosure by Lender, or (B) was or becomes available on a non-confidential basis from a source other than Borrower, provided that such source is not bound by a confidentiality agreement with Borrower known to Lender.

         7.9   Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the law of the State of New York.

          7.10  Submission to Jurisdiction.  Borrower hereby (i) submits to
                --------------------------
the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the Borough of Manhattan (collectively, the "New York Courts"), for the purpose of any action or proceeding arising out of or relating to the Loan Documents, (ii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the New York Courts, and any objection on the ground that any such action or proceeding in any New York Court has been brought in an inconvenient forum, and (iii) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a New York Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. Nothing in this Section
7.10 shall limit the right of Lender to bring any action or proceeding against Borrower or its property in the courts of other jurisdictions.

       7.11   Waiver of Jury Trial.  Each of Lender and Borrower hereby
              --------------------
knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in respect of any litigation in connection with any Loan Document.

       7.12   Entire Agreement.  The Loan Documents reflect the entire
              -----------------
agreement between Borrower and Lender with respect to the matters set forth therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

       7.13   Severability.  Whenever possible, each provision of the Loan
              -------------
Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of any of the Loan Documents shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Loan Document, or the validity or effectiveness of such provision in any other jurisdiction.

       7.14   Counterparts.  This Agreement may be executed in any number of
              -------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

       7.15   Joint and Several Liability.  If Borrower consists of more than
              ---------------------------
one Person, the liability of each Person comprising Borrower shall be joint and several, and each reference herein to "Borrower" shall mean and be a reference to each such Person comprising Borrower. The Borrowers agree that any and all of the Obligations shall be the joint and several responsibility of each of them notwithstanding any absence herein or in any other Loan Document of a reference such as "jointly and severally" with respect to such Obligation. The compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.


                 [remainder of page intentionally left blank]

Please indicate Borrower's agreement and acceptance below and return a copy of this Agreement to Lender. Upon the signature of Borrower below, this Agreement shall become a binding agreement of Lender and Borrower as of the date first written above.

                                   Very truly yours,

                                   Cisco Systems Capital Corporation


                                    By: /s/ Brian P. Fukuhara
                                    Title: Manager, Worldwide Financial Services
                                    Acknowledged and Agreed:
                                    CAIS, Inc.
                                    By: /s/ William M. Caldwell, IV
                                    Title: President

June 30, 1999

                     SCHEDULE OF INFORMATION

        This Schedule of Information (this "Schedule") is an integral part of the Agreement dated as of June 30, 1999 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between CAIS, Inc. ("Borrower") and Cisco Systems Capital Corporation ("Lender"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

1.   Information Relating to the Loans and Borrower:

        Availability Period: Tranche A1 (as defined below), for the twelve month period from the Closing Date; and Tranche A2 (as defined below), for the twelve month period beginning on the first day of the thirteenth month from the Closing Date ("Commencement Date of Tranche A2"). The "Commitment Expiry Date" shall be the last day of the twelfth month following the Commencement Date of Tranche A2.

         Commitment: $50,000,000 to be made available as follows: (i) up to $25,000,000 of term Loans ("Tranche A1"), in multiple drawdowns, in minimum drawings of $100,000 or a multiple of $100,000 in excess thereof; and (ii) up to $25,000,000 of term Loans ("Tranche A2"), in multiple drawdowns, in minimum drawings of $100,000 or a multiple of $100,000 in excess thereof, provided however that no more than three Loan requests may be made by Borrower per month during the Availability Period.

          Fee(s):

          (i) Closing Fee: 1.50% of the Commitment as of the Closing Date, payable in two parts: (1) 1.50% of Tranche A1 is payable on the Closing Date and (2) 1.50% of Tranche A2 is payable on the Commencement Date of Tranche A2.

          (ii) Commitment Fee: 0.50% per annum on the average daily unused portion of the Commitment, computed on a monthly basis in arrears on the last Banking Day of each month based on the daily utilization for that month as calculated by Lender. Such Commitment Fee shall accrue from the Closing Date to the Commitment Expiry Date and shall be due and payable monthly in arrears on the last Banking Day of each calendar month, with the final payment to be made on the Commitment Expiry Date; provided that, in connection with any reduction or termination of the Commitment, the accrued Commitment Fee calculated for the period ending on such reduction or termination date shall also be paid on the date thereof. The Commitment Fee provided for herein shall accrue at all times after the abovementioned commencement date, including at any time during which one or more conditions precedent in Section 3.2 are not satisfied.

      (iii) Facility Fee: $20,000 per quarter. Such Facility Fee shall accrue from the Closing Date until the date upon which all Obligations due under the Credit Agreement shall have been paid in full and shall be due and payable quarterly in arrears on the last Banking Day of each calendar quarter, with a final payment to be made on the date upon which such final payment of Obligations is made. Any payment of Facility Fee for a partial quarter shall be calculated on a prorated basis.

      (iv) Prepayment Fee: 2% of the outstanding amount of the Loans as of the date of such prepayment for the first twelve months after the Closing Date; 1% of the outstanding amount of the Loans as of the date of such prepayment for the second twelve month period after the Closing Date; and 0.50% of the outstanding amount of the Loans as of the date of such prepayment for the third twelve month period after the Closing Date. Borrower shall provide Lender with at least 30 days written notice in the event of any prepayment.

       Closing Deadline:  July 21, 1999.

       Additional documents and information: Completion of additional due diligence satisfactory to Lender including satisfactory analysis validating underlying industry and market assumptions with regard to Borrower's business plan and pro forma financials.

       Other conditions:

       The following condition(s) precedent shall be satisfied on or prior to each Borrowing Date: (A) Borrower shall provide to Lender a detailed schedule or other listing of the Financed Products at least five Banking Days prior to the funding of such Loan, and, if any Subsidiary is the intended recipient of the Financed Products, designation of the Loan proceeds being borrowed for the benefit of such Subsidiary and identification of such Subsidiary; (B) Borrower shall designate whether a proposed Loan is a utilization of Tranche A1 or Tranche A2; and (C) Each Loan request under Tranche A1 or Tranche A2 must be in principal amounts of at least $100,000 provided that Borrower shall not request more than three Loans per month.

        Subsidiaries:  None.

2.   Additional Terms and Conditions:

        Use of Proceeds: Financing of Borrower's purchase of Cisco Products and related Cisco Systems' services from the Vendor thereof.

        Note(s): The execution and delivery of a Promissory Note in substantially the form of Exhibit B evidencing the Loans under Tranche A1 and a Promissory Note in the form of Exhibit C, evidencing the Loans under Tranche A2.

        Guaranty: The execution and delivery of a Guaranty, made by CAIS Internet, in favor of Lender in form and substance reasonably satisfactory to the Lender.

        Collateral Documents: The execution and delivery of a security agreement between Lender and Borrower in form and substance reasonably satisfactory to the Lender and a security agreement between Lender and each Guarantor referred to above in form and substance reasonably satisfactory to the Lender.

         Additional Loan Documents: The execution and delivery of landlord agreements and/or collateral access agreements pursuant to the Collateral Documents (each a "Landlord Agreement").

         Mandatory Prepayment: Upon the occurrence of any event or circumstance which results in a mandatory prepayment under Section 2.7(b) of the Nortel Credit Agreement (the "Nortel Prepayment Provision"), Borrower shall, as a condition to such prepayment, prepay a "Pro Rata Amount" of the outstanding Loans hereunder to Lender. For the purposes hereof, "Pro Rata Amount" shall mean an amount of the outstanding Loans prior to such prepayment determined by multiplying (i) the total outstanding amount of Loans prior to such prepayment by (ii) the quotient of (y) the amount of Indebtedness to be prepaid to Nortel pursuant to the Nortel Prepayment Provision by (z) the total amount of Indebtedness owed to Nortel under the Nortel Credit Agreement. Borrower shall promptly notify Lender of the occurrence of prepayment under the Nortel Prepayment Provision and the amount of any prepayment to be made hereunder. When such notice is given, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment made by Borrower hereunder shall be applied first to the outstanding principal of the Tranche A1 Loans first and second to the outstanding principal of the Tranche A2 Loans.

3.   Addresses for Notices:
               (a)    Borrower:

               CAIS, Inc.
               1255 22nd Street, NW
               Fourth Floor
               Washington, D.C. 20037
               Attn: Ulysses G. Auger, II
               Fax No.: (202) 463-7190


               (b)  Lender:

               Cisco Systems Capital Corporation
               Mailstop SJC2   3rd Floor
               170 West Tasman Drive
               San Jose, California 95134-1706
               Attn: Loan Administration, Worldwide Financial Services Fax No.: (408) 527-3993

4.   Lender's Account for Payments:

          Account no.: 1233124070
          Ref "CAIS, Inc."
          ABA no.: 121000358

          Account maintained with:
          Bank of America
          Concord, California
                    [remainder of page intentionally left blank]

Acknowledged and agreed:
------------------------

Cisco Systems Capital Corporation



By:
   -------------------------------
   Title:



CAIS, Inc.



By:
   -------------------------------
   Title:

                           EXHIBIT A

                         Notice of Borrowing
                         -------------------

Date:
     -------------

To:  Cisco Systems Capital Corporation
     Mailstop SJC2   3rd Floor
     170 West Tasman Drive
     San Jose, California 95134-1706
     Attn:  Loan Administration, Worldwide Financial Services
     Fax No.: (408) 527-3993

Re:  CAIS, Inc.
     ----------

Ladies and Gentlemen:

The undersigned, CAIS, Inc. ("Borrower"), refers to the Agreement dated as of June 30, 1999 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), between Borrower and Cisco Systems Capital Corporation ("Lender"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the borrowing of the Loan specified herein:

        1. The date of the proposed borrowing is [the Closing Date] [_____________].
--------------

         2.  The amount of the proposed borrowing is $          .
                                                      ----------
         3. The borrowing is a utilization of Tranche    .
                                                       --
         4.  The purpose of the borrowing is                    .  Detailed
                                             -------------------
information on any purchase transaction being financed by the proposed borrowing is attached hereto.

         5. The payment instructions with respect to the funds to be made available to Borrower are as follows: [Lender shall make payment directly to the
Vendor.] [Lender shall make payment directly to                [insert
                                                --------------
payment instructions for a vendor other than Cisco Systems.]] [Lender may retain the proceeds and apply them against the amounts owing to Lender described above.]

                                     CAIS, Inc.


                                     By:
                                           ------------------------
                                     Title:
                                           ------------------------

                           EXHIBIT B

                        Promissory Note
                        ---------------

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

U.S.$25,000,000                                                  June 30, 1999

     FOR VALUE RECEIVED, the undersigned, CAIS, Inc. ("Borrower"), a corporation organized and existing under the laws of the State of Virginia, HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Cisco Systems Capital Corporation ("Lender"), a corporation organized and existing under the laws of the State of Nevada, the principal sum of twenty-five million United States Dollars (U.S.$25,000,000), or such greater or lesser amount as represents the aggregate principal amount of the Loans made by Lender to Borrower pursuant to the Credit Agreement referred to below, in twelve substantially equal consecutive quarterly installments, commencing on the last day of the first calendar quarterly period from the initial Loan, with subsequent installments payable on the last day of each calendar quarter thereafter, and with the last such installment to be due and payable on July 31, 2002 (the "Maturity Date") and in the amount necessary to repay in full the unpaid principal balance hereof.

      If any Loans are made to Borrower after the commencement of the foregoing amortization, such amortization schedule shall be adjusted to ensure that the increased principal amount hereof will amortize in substantially equal consecutive quarterly installments, as provided above.

      Borrower further promises to pay interest on the principal amount of each Loan outstanding hereunder on each Interest Payment Date (as defined below) until the Maturity Date, at a rate per annum equal at all times during each Interest Period for such Loan to LIBOR for such Interest Period plus 6.00% per annum (the "Interest Rate").

      The period between the date of a Loan and the Maturity Date shall be divided into successive periods, each such period being an "Interest Period" for purposes of this Promissory Note.

      The initial Interest Period for a Loan shall begin on the date such Loan is made and end on the next succeeding Interest Payment Date. Each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period and shall end on the next succeeding Interest Payment Date. As used herein, "LIBOR" means for any Interest Period the rate of interest per annum determined by Lender to be the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in Dollars for three months appearing on the display page designated as "3750" in the Dow Jones Market Service (formerly known as the Telerate Service), or any replacement page thereof in the Dow Jones Market Service displaying London interbank offered rates of major banks for Dollar deposits, at or about 11:00 a.m. (London time) on the second Banking Day preceding the first day of the applicable Interest Period, provided that if no, or only one, such offered quotation appears on such Telerate display page (or such other replacement page), "LIBOR" shall be determined by reference to the Reuters Screen LIBO Page of the Reuters Monitor Money Rates Service (or any replacement page thereof or other applicable Reuters display page) or other comparable source of interest quotations for such interbank rates selected by Lender. Interest on each Loan shall be payable in arrears to Lender on the last day of each calendar quarter and on the Maturity Date (each such date, an "Interest Payment Date"); provided that if any prepayment hereof is effected other than on an Interest Payment Date, accrued interest hereon shall be due on such prepayment date as to the principal amount prepaid.

     In the event that any amount of principal hereof or interest thereon, or any other amount payable hereunder or under the Credit Agreement, shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower shall pay interest on such unpaid amount to Lender, from the date such amount becomes due until the date such amount is paid in full, payable on demand of Lender, a fluctuating rate per annum equal at all times to the Reference Rate (as defined below) plus 8% per annum. As used herein, "Reference Rate" means for any day the rate of interest in effect for such day as publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco, California, as its "reference rate". Each change in the interest rate hereon based on a change in the Reference Rate shall be effective at the opening of business on the day specified in the public announcement of such change.

      All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.

       Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Banking Day, then, except to the extent otherwise provided hereunder, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder; provided, however, that if such extension would cause such payment to be made, or such Interest Payment Date or other date to occur, in the next following calendar month, such payment shall be made and such Interest Payment Date or other date shall occur on the next preceding Banking Day. As used herein, "Banking Day" means a day other than a Saturday or Sunday on which commercial banks are not required or authorized by law to close in San Jose, California, except that if the applicable Banking Day relates to any determination of LIBOR, "Banking Day" means such a day on which dealings are carried out in the applicable offshore U.S. Dollar interbank market.

       Each such payment shall be made on the date when due, in immediately available funds, to Lender's account at Bank of America, N.T.&S.A., Concord, California, ABA no. 12100358, to account number 1233124070, ref. "CAIS, Inc.," or to such other account of Lender as it from time to time shall designate in a written notice to Borrower.

       All payments of principal, interest and other amounts made on or in respect to this Promissory Note shall be made in freely transferable United States Dollars for value received on the date of payment, without setoff, counterclaim or, to the extent permitted by applicable law, defense, and free and clear of and without deduction for any present and future taxes or charges whatsoever.

       Lender shall record the date and amount of each Loan made to Borrower, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such records shall be conclusive evidence absent manifest error of the amount of the Loans made by Lender and the interest and payments thereon; provided, however, that Lender's failure so to record shall not limit or otherwise affect the obligations of Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

        This Promissory Note is a Note referred to in, and is subject to and entitled to the benefits of, the Agreement dated as of June 30, 1999 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between Borrower and Lender. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement. The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived. This Promissory Note is subject to prepayment in whole or in part as provided in the Credit Agreement.

         Borrower hereby waives diligence, presentment, protest or notice of total or partial nonpayment or dishonor with respect to this Promissory Note. Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. Borrower agrees to pay on demand all costs and expenses of Lender and its affiliates, and fees and disbursements of counsel (including allocated costs and expenses for internal legal services), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, (i) this Promissory Note, and (ii) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Borrower to perform or observe its respective obligations contained herein.

         This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York. Borrower hereby (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the Borough of Manhattan (collectively, the "New York Courts"), for the purpose of any action or proceeding arising out of or relating to this Promissory Note, (b) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the New York Courts, and any objection on the ground that any such action or proceeding in any New York Court has been brought in an inconvenient forum, and (c) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a New York Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

      IN WITNESS WHEREOF, Borrower by its duly authorized legal representatives has executed this Promissory Note on the date and in the year first above mentioned.

                                     CAIS, Inc.



                                     By:

                                            Title:

                           EXHIBIT C

                        Promissory Note

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

U.S.$25,000,000                                               June 30, 1999

      FOR VALUE RECEIVED, the undersigned, CAIS, Inc. ("Borrower"), a corporation organized and existing under the laws of the State of Virginia, HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Cisco Systems Capital Corporation ("Lender"), a corporation organized and existing under the laws of the State of Nevada, the principal sum of twenty-five million United States Dollars (U.S.$25,000,000), or such greater or lesser amount as represents the aggregate principal amount of the Loans made by Lender to Borrower pursuant to the Credit Agreement referred to below, in twelve substantially equal consecutive quarterly installments, commencing on the last day of the first calendar quarterly period from the initial Loan, with subsequent installments payable on the last day of each calendar quarter thereafter, and with the last such installment to be due and payable on July 31, 2002 (the "Maturity Date") and in the amount necessary to repay in full the unpaid principal balance hereof.

     If any Loans are made to Borrower after the commencement of the foregoing amortization, such amortization schedule shall be adjusted to ensure that the increased principal amount hereof will amortize in substantially equal consecutive quarterly installments, as provided above.

     Borrower further promises to pay interest on the principal amount of each Loan outstanding hereunder on each Interest Payment Date (as defined below) until the Maturity Date, at a rate per annum equal at all times during each Interest Period for such Loan to LIBOR for such Interest Period plus 6.00% per annum (the "Interest Rate").

     The period between the date of a Loan and the Maturity Date shall be divided into successive periods, each such period being an "Interest Period" for purposes of this Promissory Note.

     The initial Interest Period for a Loan shall begin on the date such Loan is made and end on the next succeeding Interest Payment Date. Each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period and shall end on the next succeeding Interest Payment Date. As used herein, "LIBOR" means for any Interest Period the rate of interest per annum determined by Lender to be the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in Dollars for three months appearing on the display page designated as "3750" in the Dow Jones Market Service (formerly known as the Telerate Service), or any replacement page thereof in the Dow Jones Market Service displaying London interbank offered rates of major banks for Dollar deposits, at or about 11:00 a.m. (London time) on the second Banking Day preceding the first day of the applicable Interest Period, provided that if no, or only one, such offered quotation appears on such Telerate display page (or such other replacement page), "LIBOR" shall be determined by reference to the Reuters Screen LIBO Page of the Reuters Monitor Money Rates Service (or any replacement page thereof or other applicable Reuters display page) or other comparable source of interest quotations for such interbank rates selected by Lender. Interest on each Loan shall be payable in arrears to Lender on the last day of each calendar quarter and on the Maturity Date (each such date, an "Interest Payment Date"); provided that if any prepayment hereof is effected other than on an Interest Payment Date, accrued interest hereon shall be due on such prepayment date as to the principal amount prepaid.

    In the event that any amount of principal hereof or interest thereon, or any other amount payable hereunder or under the Credit Agreement, shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower shall pay interest on such unpaid amount to Lender, from the date such amount becomes due until the date such amount is paid in full, payable on demand of Lender, a fluctuating rate per annum equal at all times to the Reference Rate (as defined below) plus 8% per annum.

    As used herein, "Reference Rate" means for any day the rate of interest in effect for such day as publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco, California, as its "reference rate". Each change in the interest rate hereon based on a change in the Reference Rate shall be effective at the opening of business on the day specified in the public announcement of such change.

     All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.

     Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Banking Day, then, except to the extent otherwise provided hereunder, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder; provided, however, that if such extension would cause such payment to be made, or such Interest Payment Date or other date to occur, in the next following calendar month, such payment shall be made and such Interest Payment Date or other date shall occur on the next preceding Banking Day. As used herein, "Banking Day" means a day other than a Saturday or Sunday on which commercial banks are not required or authorized by law to close in San Jose, California, except that if the applicable Banking Day relates to any determination of LIBOR, "Banking Day" means such a day on which dealings are carried out in the applicable offshore U.S. Dollar interbank market.

     Each such payment shall be made on the date when due, in immediately available funds, to Lender's account at Bank of America, N.T.&S.A., Concord, California, ABA no. 12100358, to account number 1233124070, ref. "CAIS, Inc.," or to such other account of Lender as it from time to time shall designate in a written notice to Borrower.

     All payments of principal, interest and other amounts made on or in respect to this Promissory Note shall be made in freely transferable United States Dollars for value received on the date of payment, without setoff, counterclaim or, to the extent permitted by applicable law, defense, and free and clear of and without deduction for any present and future taxes or charges whatsoever.

     Lender shall record the date and amount of each Loan made to Borrower, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such records shall be conclusive evidence absent manifest error of the amount of the Loans made by Lender and the interest and payments thereon; provided, however, that Lender's failure so to record shall not limit or otherwise affect the obligations of Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

       This Promissory Note is a Note referred to in, and is subject to and entitled to the benefits of, the Agreement dated as of June 30, 1999 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between Borrower and Lender. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

       The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived. This Promissory Note is subject to prepayment in whole or in part as provided in the Credit Agreement. Borrower hereby waives diligence, presentment, protest or notice of total or partial nonpayment or dishonor with respect to this Promissory Note. Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. Borrower agrees to pay on demand all costs and expenses of Lender and its affiliates, and fees and disbursements of counsel (including allocated costs and expenses for internal legal services), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, (i) this Promissory Note, and (ii) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Borrower to perform or observe its respective obligations contained herein.

         This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

Borrower hereby (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the Borough of Manhattan (collectively, the "New York Courts"), for the purpose of any action or proceeding arising out of or relating to this Promissory Note, (b) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the New York Courts, and any objection on the ground that any such action or proceeding in any New York Court has been brought in an inconvenient forum, and (c) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a New York Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

IN WITNESS WHEREOF, Borrower by its duly authorized legal representatives has executed this Promissory Note on the date and in the year first above mentioned.


                                     CAIS, Inc.



                                     By:
                                        -----------------------------
                                            Title:

                           EXHIBIT D
                     Compliance Certificate
Date:  __________, ___
To:  Cisco Systems Capital Corporation
     Mailstop SJC2   3rd Floor
     170 West Tasman Drive
     San Jose, California 95134-1706
     Attn:  Loan Administration, Worldwide Financial Services
     Re:  CAIS Internet, Inc.

Ladies and Gentlemen:

     This Compliance Certificate is made and delivered pursuant to the Agreement dated as of June 30, 1999 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), between CAIS, Inc. ("Borrower") and Cisco Systems Capital Corporation ("Lender"), and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. This Compliance Certificate relates to the accounting
period ending        ,      .
              -------  -----

     I am the        of CAIS Internet.  I have reviewed the terms of the
             --------
Credit Agreement and I have made, or caused to be made under my supervision, a detailed review of the transactions and conditions of CAIS Internet and its Subsidiaries during such accounting period. I hereby certify that the information set forth on Schedule 1 hereto (and on any additional schedules hereto setting forth further supporting detail) is true, accurate and complete as of the end of such accounting period.

      I hereby further certify that (i) as of the date hereof that no Default has occurred and is continuing, and (ii) on and as of the date hereof, there has occurred no Material Adverse Change since the date of the financial statements furnished to Lender prior to the Closing Date, except in each case as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which CAIS Internet or Borrower is taking or proposes to take with respect to each such condition or event.

     IN WITNESS WHEREOF, the undersigned officer has signed this Compliance Certificate this ____ day of ______________, ____.

                                           CAIS, Inc.



                                           Title:

                           SCHEDULE 1
                 to the Compliance Certificate

Dated
      --------------
For the fiscal quarter ended
                             -------





                                              Actual        Required/Permitted

Section 9(k)   Minimum Total Revenues
-------------------------------------

Consolidated total revenues                   $              $
                                               --------        ----------

                                                         [See Table in Section
                                                          9(k) of Guaranty]
Section 9(l)   Minimum EBITDA
-----------------------------

     (A) Guarantor consolidated EBITDA calculation (measured for the fiscal quarter most recently ended)


          consolidated net income $

          plus consolidated interest expense

          plus consolidated income tax expense

          plus consolidated depreciation expense

 ____     plus consolidated amortization expense

          plus losses and gains upon dispositions of properties

 ____     minus extraordinary gains

          plus extraordinary losses

          Guarantor consolidated EBITDA (for the fiscal quarter most recently ended)

                                                     Not less than $      .

                                                     See Table in Section 9(1)
                                                     of Guaranty]

                                                  Actual   Required/Permitted

Section 9(m)   Maximum Funded Debt to
-------------------------------------
Capitalization
---------------


(A)  Guarantor Consolidated Funded Debt
                                                       -------
(B)  Capitalization

     Guarantor Consolidated Funded Debt
                                              $------
     plus consolidated capital stock
                                               ------
     plus consolidated paid in capital
                                               ------   ---------
     Capitalization

(C)  Ratio of (A) to (B)                            -----%    Shall not exceed
                                                              75% at any
                                                              time

                           EXHIBIT E


             List of Locations of Financed Products
             --------------------------------------

      Please see attached list for locations of Financed Products as of the date hereof.